UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 16, 2009

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ  07902-0080
(Address of principal executive offices)

908-273-5575
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

Director’s Agreement

On January 16, 2009, Prime Sun Power Inc. (the “Company”) entered into an agreement with Olivier de Vergnies regarding his service as a director of the Company (the “Director’s Agreement”).  Mr. de Vergnies will not receive any compensation from the Company at the present time in respect of his services as director.  The Company will reimburse Mr. de Vergnies for reasonable and necessary expenses, in accordance with the Company’s expense policies as in effect from time to time.  The Company has agreed to indemnify Mr. de Vergnies with respect to his services rendered as a director of the Company.  The Company and Mr. de Vergnies have agreed that in conjunction with the Director’s Agreement, they will enter into an ancillary agreement to protect confidential information.

Item 5.02:	Appointment of Director

On January 16, 2009, the Company’s Board of Directors (the “Board”) appointed Olivier de Vergnies as a director of the Company to fill a vacancy on the Board of Directors.  No decisions have been made yet regarding any committees of the Board on which Mr. de Vergnies will serve.

Mr. de Vergnies brings to the Board 20 years of extensive expertise in finance, banking and management.  From 1996 Mr. de Vergnies held several senior management positions at Dexia Bank Luxembourg.  Mr. de Vergnies also served as Global Strategic Coordinator for the Dexia Private Banking Group with over 50 Billion Euros of assets under management.  He managed joint venture optimization process, multi-channel distribution, market watch process, international and internal communication.  Mr. de Vergnies has served as Vice President, Head of the Middle East Division of Dexia Private Bank (Switzerland), Geneva from 2004-2008 where he was responsible for Middle Eastern high net worth individuals, business acquisition and retention process, as well as the development of new financial structured products ideas and innovative private asset allocation.  Mr. de Vergnies served Dexia Bank, Luxembourg as Head of Marketing including product development across Luxembourg, Switzerland, France, Jersey and the United Kingdom.  Previously, he was Head of Marketing at State Street Bank, Global Custody & Fund Administration for Luxembourg domiciled investment vehicles business where he was in charge of sales coordination from Luxembourg with entities based in Boston, London, Munich, Cayman Islands & Hong Kong. Mr. de Vergnies is a Belgian national, and graduated from EP HEC in Brussels and from IAA in New York.  Mr. de Vergnies has served since July 1, 2008 as the Chief Operating Officer of Rudana Investment Group AG, the Company’s majority shareholder.  Mr. de Vergnies has also served as Chief Executive Officer of 4C Controls Inc. (“4C Controls”) since July 1, 2008, and as a director of 4C Controls since August 22, 2008.  Mr. de Vergnies has served as a director of Laureate Resources & Steel Industries Inc. since June 18, 2008.

The Company and Mr. de Vergnies have entered into the Director’s Agreement as described in Item 1.01 hereof which is incorporated herein by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara Salz
Name: Barbara Salz Title: Corporate Secretary

Date: January 16, 2009